Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.




                                                                    EXHIBIT 10.5

                              Fiber Lease Agreement

                            dated September 16, 1999

                                     between

                     Metromedia Fiber Network Services, Inc.

                                       and

                          Williams Communications, Inc.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
1.    Definitions............................................................1

2.    Construction...........................................................5
      2.1   Obligation to Construct..........................................5
      2.2   Obligation to Provide Reports....................................5
      2.3   Obligation to Provide Completion Notice..........................5
      2.4   Obligation to Provide As-Built Drawings..........................5
      2.5   Committees.......................................................5
      2.6   Type of Fiber Optic Cable........................................5

3.    Grant of Lease.........................................................6
      3.1   Lease............................................................6
      3.2   Lease Limitations................................................7
      3.3   Lease Payments...................................................7
      3.4   Financing Arrangements...........................................8

4.    Intentionally Omitted..................................................8

5.    Completion of Systems..................................................8
      5.1   Scheduled Acceptance Dates.......................................8
      5.2   Remedial Obligations.............................................8
      5.3   Branch A Late Completion Fee.....................................8
      5.4   Right to Cancel..................................................9
      5.5   Use of Partially Completed Selected Segment......................9
      5.6   Early Delivery...................................................9

6.    Acceptance and Testing of Fibers.......................................9
      6.1   Lessor Testing...................................................9
      6.2   Objections to Test Results.......................................9
      6.3   Response to Objections..........................................10
      6.4   Independent Testing.............................................10
      6.5   Acceptance......................................................10
      6.6   Lessee's Testing................................................11
      6.7   Lessee's Testing of Fibers Delivered within Sixty Days
             of Effective Date..............................................11

7.    Term and Renewal......................................................11
      7.1   Lease Term......................................................11
      7.2   Maintaining Authorizations......................................11
      7.3   Extension of Lease Term.........................................11


                                                                           Page
                                                                           ----
     7.4    Agreement Term..................................................12
     7.5    Effect of Termination...........................................12

8.   Operation, Maintenance and Repair of the System........................12
     8.1    Maintenance.....................................................12
     8.2    Self-Help Restoration...........................................12
     8.3    Maintenance of Lessee's Equipment Excluded......................13
     8.4    No Unauthorized Access to System................................13
     8.5    No Other Fees...................................................13
     8.6    Maintenance Fees................................................13

9.   Relocation.............................................................13
     9.1    Relocation Costs................................................13

10.  Collocation............................................................14
     10.1   Provision of Collocation Services...............................14
     10.2   Initial Basic Services..........................................14
     10.3   Additional Basic Services.......................................14
     10.4   Rack Credits....................................................14
     10.5   Additional Services Invoicing...................................15

11.  Connection to the System...............................................15
     11.1   Permitted Interconnection Points................................15
     11.2   Limitations on Interconnection Rights...........................15
     11.3   Fiber Drops.....................................................15
     11.4   Demarcation Points..............................................15
     11.5   Facilities Ownership and Control................................16
     11.6   Lessee Responsibility...........................................16
     11.7   Third Party Relations...........................................16
     11.8   Application of Branch A Interconnection Charges.................17

12.  Branch B Interconnections..............................................17
     12.1   Application of Branch B Pricing.................................17
     12.2   Branch B Pricing................................................17
     12.3   Lessee Minimum Branch B Commitment..............................17
     12.4   Order Intervals.................................................18
     12.6   Specifications..................................................19
     12.7   Intrabuilding Extensions........................................19

13.  Use of the Systems.....................................................19
     13.1   Obligation to Comply with Laws; Exclusive Use...................19
     13.2   System Damage...................................................20


                                                                           Page
                                                                           ----

     13.3   Regulatory Cooperation...........................................20
     13.4   Liens............................................................20

14.  Payment.................................................................20
     14.1   Time and Method of Payment.......................................20
     14.2   Late Payment Charges.............................................20

15.  Indemnification.........................................................20
     15.1   Indemnity Obligation.............................................20
     15.2   No Limitation on Claims Against Other Parties....................21

16.  Insurance...............................................................21
     16.1   Obligation to Obtain.............................................21
     16.2   Policy Requirements..............................................22
     16.3   Waiver of Subrogation............................................22
     16.4   Blanket Policies; Self-Insurance.................................22

17.  Taxes and Franchise, License and Permit Fees............................22
     17.1   Obligations to Pay Right-of-Way Charges and Taxes................22
     17.2   Obligation to Timely Pay Taxes Based on Revenues.................23
     17.3   Right to Contest Taxes...........................................23
     17.4   Prohibition on Agreements Affecting Other Party..................23

18.  Notice..................................................................23
     18.1   Addresses........................................................23
     18.2   Method for Delivering Notices and Invoices.......................24

19.  Confidentiality and Publicity...........................................24
     19.1   Confidential Information.........................................24
     19.2   Publicity........................................................25

20.  Default.................................................................25
     20.1   Partial Termination upon Default.................................25
     20.2   Specific Default Events..........................................25
     20.3   Cure Period......................................................26
     20.4   Failure to Cure..................................................26
     20.5   Waiver of Specific Defaults......................................26
     20.6   Disputed Amounts.................................................26

21.  Force Majeure...........................................................26
     21.1   Excused Performance..............................................26


                                                                           Page
                                                                           ----
22.   Arbitration............................................................27
      22.1  Obligation to Arbitrate..........................................27
      22.2  Exceptions to Arbitration Obligation.............................27

23.   Assignment.............................................................27
      23.1  Restrictions on Assignment.......................................27
      23.2  Agreement Binds Successors.......................................27
      23.3  Restriction on Transfer of Dark Fiber Rights.....................28

24.   Rules of Construction..................................................28
      24.1  Governing Law....................................................28
      24.2  Interpretation...................................................28
      24.3  Cumulative Remedies..............................................29
      24.4  No Third-Party Rights............................................29
      24.5  Agreement Fully Negotiated.......................................29
      24.6  Document Precedence..............................................29
      24.7  Industry Standards...............................................29
      24.8  Cross References.................................................29
      24.9  Limited Effect of Waiver.........................................29
      24.10 Severability.....................................................29
      24.11 Executory Agreement..............................................30
      24.12 No Partnership Created...........................................30
      24.13 No Reimbursement.................................................30
      24.14 Right to Subcontract.............................................30

25.   Representations and Warranties.........................................30
      25.1  Agreement Validity...............................................30
      25.2  Acceptance Date Representations..................................31
      25.3  Disclaimer of Warranty...........................................31
      25.4  No Third-Party Warranties........................................31

26.   Limitations of Liability...............................................32
      26.1  Restriction on Types of Liability................................32
      26.2  No Recourse Against Released Parties.............................32
      26.3  No Personal Liability............................................32

27.   Audit Rights...........................................................32
      27.1  Retention of Records; Audit; Documentation.......................32

28.   Prohibition on Improper Payments.......................................32
      28.1  Improper Payments Prohibited.....................................32


                                                                           Page
                                                                           ----

29.   Entire Agreement; Amendment; Execution................................33
      29.1  Integration; Incorporation; Modification........................33
      29.2  Counterparts; Execution.........................................33

EXHIBITS

Exhibit A       Lessor System Route (map with mileage and POPs)

Exhibit B       Intentionally Omitted

Exhibit C       Collocation Provisions

Exhibit D       Selected Segments and Scheduled Acceptance Dates

Exhibit E       As-Built Drawing Specifications

Exhibit F       Branch A Pricing

Exhibit G       Fiber Splicing, Testing, and Acceptance Standards and Procedures

Exhibit H       Operations Specifications

Exhibit I       Fiber Optic Cable Specifications

      Part 1 - Cable and Optical Fiber Specifications
                Corning SMF28
                Corning LS
                Corning Leaf
                Lucent True Wave
                Lucent Single Mode
                Lucent All Wave
      Part 2 - Cable Installation Specifications

Exhibit J       List of Network Sites and Rack Counts

      Part 1 - Lessor System
      Part 2 - Eligible Collocation Sites

Exhibit K       Committed Buildings

Exhibit L       Branch B Pricing

Exhibit M       Network Site Specifications

Exhibit N       Construction Specifications (See Exh I)

                              FIBER LEASE AGREEMENT

         THIS FIBER LEASE AGREEMENT (this "Agreement") is made as of the 16th day of September, 1999, (the "Effective Date") by and between Metromedia Fiber Network Services, Inc., a Delaware corporation ("Lessor") and Williams Communications, Inc., a Delaware corporation ("Lessee").

                                   BACKGROUND

         A. Lessor is establishing metropolitan and intercity fiber optic communication systems as set forth in Exhibit A (collectively, the "Lessor System").

         B. Lessor desires to grant to Lessee a lease in certain optical fibers in the Lessor System and Lessee desires to accept a lease of such fibers, all upon the terms and conditions set forth below.

         C. Lessee desires to have Lessor provide certain maintenance and collocation services with respect to the fibers being leased by Lessee.

                               TERMS OF AGREEMENT

         Accordingly, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

         The following terms shall have the stated definitions in this Agreement.

         "ACCEPTANCE DATE" shall have the meaning set forth in Section 6.5.

         "ACCESS POINT" means splice points or fiber slack storage locations designated as such by Lessor on the as-built drawings provided by Lessor as provided in Section 2.4.

         "ADDITIONAL SERVICES" shall have the meaning set forth in the Collocation Provisions.

         "AFFILIATE" means, with respect to any entity, an entity controlling, controlled by, or under common control with such entity by means of direct or indirect equity ownership or otherwise. As used in this Agreement, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT TERM" shall have the meaning set forth in Section 7.4.

         "BASIC SERVICES" shall have the meaning set forth in the Collocation Provisions.

         "BRANCH A" means of or relating to the "backbone" portions of the Lessor's System, i.e., the portions of the Lessor's System other than Branch B facilities.

         "BRANCH A PRICING" shall have the meaning set forth in Exhibit F.

         "BRANCH B" means of or relating to interconnections established by Lessor, to connect Lessor's System to locations other than Lessor POPs or Lessee POPs (however, Branch B Pricing shall apply to other interconnections, including those established by Lessee, as set forth in Section 11.3 and 12.1).

         "BRANCH B PRICING" shall have the meaning set forth in Exhibit L.

         "BUILDING" means any building, carrier hotel or central office, other than a Lessor POP or Lessee POP.

         "CABLE" means the fiber optic cable and the fibers contained therein and associated splicing connections, splice boxes and vaults.

         "CAPACITY" shall have the meaning set forth in Section 23.3.

         "COLLOCATION PROVISIONS" means the provisions set forth in Exhibit C.

         "COMMITTED BUILDINGS" means those Buildings set forth on Exhibit K (as such Exhibit K is modified from time to time by Lessor in accordance with the terms of this Agreement).

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 19.1.

         "COSTS" means actual and directly related costs accumulated in accordance with the established accounting procedure used by Lessor or Lessee or their respective contractors or subcontractors, as the case may be, which costs include the following: (a) labor costs, including wages, salaries, benefits and overhead allocable to such labor costs (Lessee's or Lessor's overhead allocation percentage shall not exceed the lesser of (i) the percentage such party allocates to its internal projects or (ii) one hundred and thirty percent (130%), and (b) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.). "DARK FIBER TRANSACTIONS" shall have the meaning set forth in Section 23.3.

         "DEDICATED FIBER TRANSACTIONS" shall have the meaning set forth in
Section 23.3.

         "DEMARCATION POINT" shall have the meaning set forth in Section 11.4.

         "DIVERSITY" means the provision of physically separated optical facilities that, when equipped with suitable optronics, are capable of providing an alternate transmission path without human or mechanical intervention. The alternate facilities shall, except at each Demarcation Point, have at least thirty (30) feet of separation in any direction and shall not be on the same poles, towers, river crossings, bridges, viaducts, elevated walkways, or similar structures.

         "EFFECTIVE DATE" shall have the meaning set forth in the preamble.

         "EQUIPMENT" means Lessee's electronic, optronic and power equipment necessary for the operation of the Cable.

         "EXPIRATION DATE" shall have the meaning set forth in Section 7.1.

         "FACILITY OWNERS/LENDERS" means any entity (other than Lessor): (a) owning any portion of the System or any property or security interest therein,
(b) leasing to Lessor, or providing an IRU to Lessor in, any portion of the System, or (c) that is a lender (including any party holding legal title or a security interest in Lessor's System as a lessor or a creditor) with respect to Lessor or any Affiliates of Lessor.

         "FIBER ACCEPTANCE TESTING" shall have the meaning set forth in Section 6.1.

         "IRU" means an indefeasible right of use.

         "LESSEE" means Williams Communications, Inc.

         "LESSEE FIBERS" shall have the meaning set forth in Section 3.1.

         "LESSOR" means Metromedia Fiber Network Services, Inc.

         "LESSOR SYSTEM" shall have the meaning set forth in the preamble.

         "NETWORK SITE" shall have the meaning set forth in the Collocation Provisions.

         "NEW CITIES" shall have the meaning set forth in Section 3.1.

         "NEW CITIES NOTICE" shall have the meaning set forth in Section 3.1.

         "POP" means a telecommunications point of presence listed on Exhibit A, as Exhibit A may be amended from time to time, subject to the consent of Lessor and Lessee.

         "RELEASED PARTY" means each of the following:

             (a) any Affiliates of the other party and any Facility Owners/Lenders;

             (b) any employee, officer, director, stockholder, partner, member, or trustee of the other party or of its Affiliates or Facility Owners/Lenders; or

             (c) assignees of the entities included in the above subparagraphs
(a) or (b) and any employee, officer, director, stockholder, partner, member, or trustee of such assignees.

         "RIGHT-OF-WAY AUTHORIZATIONS" means any underlying agreements, easements, permits, or licenses, by which Lessor obtains rights to perform its obligations hereunder with respect to the Lessor System, Committed Buildings and Lessee's Fibers from:

             (a) underlying owners of real or personal property, or right-of-way holders,

             (b) grantors of IRU or other rights or licenses with respect to all or a portion of its System,

             (c) parties granting duct usage and pole attachment rights, and

             (d) any governmental authority (including franchising agencies, environmental regulation agencies, and public utility commissions).

         "SCHEDULED ACCEPTANCE DATE" means the date so designated with respect to each Selected Segment as set forth in Exhibit D.

         "SEGMENT" means a Branch A Segment identified in Exhibit A.

         "SELECTED SEGMENT" means a Branch A Segment identified as a Selected Segment in Exhibit D.

         "SPAN" means a discrete portion of a Selected Segment and may refer to a portion of the Selected Segment or the Lessor System between two Transmission Sites or between a Transmission Site and a POP or System end point, a portion between two POPs or a POP and a System end point, or a portion of the System affected by a relocation or other circumstance.

         "SYSTEM" means the Lessor System.

         "TERM" shall have the meaning set forth in Section 7.1.

         "TRANSMISSION SITE" means an optical amplifier, regeneration or junction site.

2.       CONSTRUCTION

         2.1 OBLIGATION TO CONSTRUCT. To the extent not constructed or acquired as of the Effective Date, Lessor shall design, engineer, install, and construct or acquire the Lessor System as described or depicted in Exhibit A. The parties acknowledge and agree that the Lessor's obligation to construct the Lessor System, to the extent not constructed as of the Effective Date, is to use commercially reasonable efforts to construct between the points designated on Exhibit A, but not necessarily along the specific routes shown on Exhibit A.

         2.2 OBLIGATION TO PROVIDE REPORTS. Lessor shall provide to Lessee, within 10 days prior to each Committee meeting referred to in Section 2.5, until all Selected Segments have been Accepted, written engineering and construction progress reports setting forth at least the following information with respect to the Lessor System: (a) status of Branch A Selected Segments for which the Acceptance Date has not occurred, (b) status of Branch B interconnections that have not yet been completed, (c) lists of Branch A Selected Segments for which the Acceptance Date has occurred since the last such report, (d) lists of Branch B interconnections completed since the last such report, and (e) changes in the planned locations or expected completion dates of Branch B interconnections.

         2.3 OBLIGATION TO PROVIDE COMPLETION NOTICE. Lessor shall promptly notify Lessee in writing of the date upon which Lessor has completed connecting a Branch B interconnection. Within 30 days after the end of each calendar quarter until the Expiration Date, Lessor shall provide Lessee a copy of its current list of Branch B interconnection locations on its System (unless the list has not changed since the date of the last such list provided).

         2.4 OBLIGATION TO PROVIDE AS-BUILT DRAWINGS. Lessor shall provide to Lessee as-built drawings of each Selected Segment conforming to the As-Built Drawing Specifications set forth in Exhibit E no later than 180 calendar days after the Acceptance Date with respect to each Selected Segment.

         2.5 COMMITTEES. Each party shall appoint at least two persons and an alternate to the Lessor System Committee. The Lessor System Committee shall coordinate matters relating to the construction of the Lessor System and Lessee's use of the Lessee's Fibers therein. Each party may remove or replace its representatives on the Committee by notice to the other party. The parties shall seek to establish meetings of the Committee at approximately 60-day intervals until the completion of the Lessor System. Committees may meet by telephone. Committees shall have no authority to act on behalf of either or both parties but may forward recommendations to the parties. Lessor shall prepare minutes of each Committee meeting, which minutes shall be distributed to all Committee members.

         2.6 TYPE OF FIBER OPTIC CABLE. With respect to any Selected Segment of the Lessor System (a) that has not been constructed as of the Effective Date, and (b) for which Lessor has not made a fiber optic Cable purchase commitment, Lessee may within 30 days after the Effective

Date give notice to Lessor specifying the type (not the manufacturer) of fibers (included in the fiber optic Cable) it desires to have in such Selected Segment. Upon timely receipt of such notice, Lessor shall use commercially reasonable efforts to comply with Lessee's request. To the extent practicable, Lessor shall, within 30 days after the Effective Date, advise Lessee of the types of optical fibers in each Selected Segment. Lessor agrees that the specifications for the fiber in each Selected Segment will be no less than those set forth in
Exhibit I. Lessor shall have the option, in its discretion, to install fiber of higher quality based upon improvements made by the manufacturer of such fiber.

3.       GRANT OF LEASE

         3.1 LEASE.


             (a) During the Term, Lessor shall lease to Lessee a total of 86,612 fiber miles of certain Branch A optical fibers (the "Lessee Fibers") in the Lessor System, which Lessee Fibers are identified in Exhibit D or shall be identified as herein provided, all subject to the terms and conditions herein. Lessee may lease no more than 96 fibers, and shall lease no less than six fibers, in any Selected Segment without Lessor's prior written consent. Except for six fibers in the New York to Boston Selected Segment, all such Branch A Lessee Fibers shall provide Diversity. Of such 86,612 fiber miles, **** fiber miles of Lessee Fibers have been selected by Lessee and are designated as Selected Segments from among the Segments set forth on Exhibit D. The remaining **** fiber miles of Lessee Fibers shall be selected by Lessee from time to time by notice to Lessor by the earlier of (a) June 1, 2001 or (b) nine months after Lessor gives notice to Lessee ("New City Notice") that Lessor will construct or extend the Lessor System to each of **** new cities within North America ("New Cities"). Such New Cities must either be located in the 30 largest (by population) United States Metropolitan Statistical Areas or Toronto or Montreal, Canada. To elect to lease any of such **** fiber miles from Lessor in any New City, Lessee must provide timely notice indicating (x) the number of fiber miles Lessee desires to lease in such New City and the Selected Segment(s) therefor and (y) in accordance with Section 10.4 the number of racks required by Lessee. Lessee shall not be required to select fibers in any New City, but its decision not to select fibers in any New City shall not relieve it of its obligation to select a total of 86,612 fiber miles by the earlier of the dates set forth in subsections (a) or (b) of this Section 3.1(a) and to lease such number of fiber miles pursuant to the provisions of this Agreement. Each New City Notice shall contain route maps (subject to the introductory language contained in Exhibit A) with respect thereto, which route maps shall become part of Exhibit A. Lessor agrees to give to Lessee all New City Notices for **** New Cities by no later than June 1, 2000.

            (b) Lessee's obligation to lease the remaining **** fiber miles not set forth in Exhibit D shall be reduced proportionally if the number of available fiber miles (with the maximum number of available fibers in any Segments identified in such New City Notices deemed to equal 96 if the actual number is greater) in the routes with Diversity identified in the New City Notices is less than ****. For example, if there were **** available fiber miles with Diversity

- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

identified in the New City Notices, Lessee would only be obligated to lease **** total fiber miles (**** fiber miles identified in Exhibit D plus **** other fiber miles).

             (c) Subject to Section 3.1(a), during the period from the Effective Date until June 1, 2001, Lessee may substitute Branch A Lessee Fibers in any Selected Segment(s) for Branch A Lessee Fibers in any other Selected Segment(s) provided (1) only 50% of the Lessee Fibers in each Selected Segment included within the initial **** fiber miles may be so substituted; (2) that only such Lessee Fibers that have not been spliced for Lessee in order to establish interconnections or lit by Lessee may be substituted for any other fibers within Selected Segments; (3) that existing Lessee Fibers may be substituted for other fibers only to the extent other fibers are available; (4) that at the time of any such substitution in a Selected Segment, Lessee will determine and advise Lessor of the total number of Lessee Fibers that Lessee requires in such Selected Segment; and (5) that, subject to the foregoing, Lessee may make any substitutions it desires in each Selected Segment only once. Whether other fibers are available shall be determined by Lessor in its sole reasonable discretion; provided that Lessor intends to afford Lessee the opportunity to evaluate the New Cities and provide Lessee with the flexibility to make such substitutions.


         3.2 LEASE LIMITATIONS. The Lease granted to Lessee hereunder and any rights granted by Lessee to third party users, shall be subject to all Right-of-Way Authorizations applicable to the Lessor's System and the Committed Buildings. Lessee shall respect and adhere to the requirements of all such Right-of-Way Authorizations. The lease of the Lessee Fibers hereunder does not convey any legal title to any real or personal property, including the fibers, cable, or the Lessor System. This lease does not include any Equipment used to transmit capacity over, or to "light," the Lessee Fibers.

         3.3 LEASE PAYMENTS.

             (a) Branch A Payments. Lessor represents that the fiber miles set forth in Exhibit D, are either the actual fiber miles for each Selected Segment or a bona fide estimate thereof. Lessee shall make monthly payments in advance during the Term, in an amount calculated pursuant to Exhibit F (Branch A Pricing) based on the fiber miles set forth in Exhibit D. Lessee shall commence making such payments with respect to each Selected Segment on the first day of the month beginning with the month after the Acceptance Date of the relevant Selected Segment; except that the first payment shall include payment from the Acceptance Date to the last day of the month during which the Acceptance Date occurs, as well as payment for the first full month after the Acceptance Date. Lessee shall continue making such payments through the first day of the month in which the Expiration Date occurs, unless the Term with respect to such Selected Segment is terminated prior to the Expiration Date as herein provided. Within 30 days after delivery of the as-built plans for each Selected Segment, as provided in Section 2.4, Lessor shall advise Lessee of the actual fiber miles (excluding any slack coils) in such Selected Segment. Lessee shall promptly pay any balance due if the actual fiber miles exceeded the estimated fiber


- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

miles in such Selected Segment or Lessor shall issue a credit to Lessee of the actual fiber miles in such Selected Segment were less than the estimated fiber miles in the relevant Selected Segment.

             (b) Branch B Payments. Subject to the terms of Section 12.1 and 12.3, Lessee shall make monthly payments in advance during the Term, in an amount calculated pursuant to Exhibit L (Branch B Pricing), which payments shall commence with respect to each Branch B interconnection on the first day of the month beginning with the month after the Acceptance Date of the relevant Branch B interconnection; except that the first payment shall include payment from the Acceptance Date to the last day of the month during which the Acceptance Date occurs, as well as payment for the first full month after the Acceptance Date. Lessee shall continue making such payments through the first day of the month in which the Expiration Date occurs, unless the Term with respect to such Branch B interconnection, is terminated prior to the Expiration Date as herein provided.

         3.4 FINANCING ARRANGEMENTS. Either party shall have the right, directly or through an Affiliate, to enter into financing arrangements (including secured loans, leases, sales with lease-back, or leases with lease-back arrangements, purchase-money or vendor financing, conditional sales transactions, or other arrangements) with one or more financial institutions, vendors, suppliers or other financing sources that, with respect to Lessor, relate to its System and, with respect to Lessee, relate, to Lessee's lease rights (and not to any property right in the Lessor System or the Lessee Fibers).

4.       INTENTIONALLY OMITTED

5.       COMPLETION OF SYSTEMS

         5.1 SCHEDULED ACCEPTANCE DATES. The Scheduled Acceptance Date for each Selected Segment shall be as set forth in Exhibit D. Lessor shall use commercially reasonable efforts to cause the Acceptance Date to occur by the Scheduled Acceptance Date.

         5.2 REMEDIAL OBLIGATIONS. In the event Lessor fails to complete any Selected Segment by the Scheduled Acceptance Date thereof, the parties shall designate representatives to meet and review the status of the Selected Segment. Lessor shall, within 14 calendar days after the Scheduled Acceptance Date, provide a plan and schedule whereby it shall use commercially reasonable efforts to cause the Acceptance Date for such Selected Segment to occur within 60 calendar days after the Scheduled Acceptance Date.


         5.3 BRANCH A LATE COMPLETION FEE. If the Acceptance Date for a Selected Segment does not occur within 90 calendar days of the Scheduled Acceptance Date, Lessor shall pay to Lessee a late fee payment of $**** per fiber mile, per month (pro-rated for partial miles or months), per Selected Segment, which late fee payments shall not exceed $**** with respect to any Selected Segment or $**** in the aggregate for all Selected Segments.

- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

         5.4 RIGHT TO CANCEL. Notwithstanding anything to the contrary contained in this Agreement, if the Acceptance Date for a Selected Segment does not occur within 180 calendar days after the Scheduled Acceptance Date for such Selected Segment, then Lessee shall have the right to terminate this Agreement with respect to such Selected Segment. If Lessee elects to exercise its right to terminate the Agreement with respect to such Selected Segment, it may do so at any time after such 180 day period by giving a termination notice to Lessor; provided that no such termination notice shall be effective if prior to the giving of such termination notice, Lessor has given notice of Fiber Acceptance Testing pursuant to Section 6.1, unless the Lessee Fibers in the Selected Segment with respect to which Lessor gave such notice do not meet the Acceptance Standards. If the lease relating to any Selected Segment is terminated as herein provided (a) any payment obligations with respect to such Selected Segment shall terminate and be of no further force or effect and the overall commitment of Lessee to lease Lessee Fibers contained in Section 3.1 shall be reduced by the number of fiber miles in the Selected Segment so terminated.

         5.5 USE OF PARTIALLY COMPLETED SELECTED SEGMENT. If the Acceptance Date for a Selected Segment has not occurred by the Scheduled Acceptance Date, but some Spans of the Selected Segment are available for use, Lessor shall, upon request of Lessee, permit Lessee to use such available Spans and Lessee shall pay a pro rata share of the lease payment with respect to the Lessee Fibers in such Selected Segment. In addition, in the event that Lessee elects to accept a Span prior to the time that a complete Selected Segment is available for use, the late fee payment set forth in Section 5.3 shall be reduced in proportion to the Lessee Fibers in the Selected Segment being utilized.

         5.6 EARLY DELIVERY. In the event that Lessor has any Lessee Fibers available prior to the Scheduled Acceptance Date, Lessor may give notice to Lessee, offering to deliver such Lessee Fibers prior to the Scheduled Acceptance Date therefor. Lessee shall within 10 business days after receipt of such notice advise Lessor whether or not Lessee desires to begin using such Lessee Fibers prior to the Scheduled Acceptance Date. If Lessee elects to begin such use prior to the Scheduled Acceptance Date, the Term of such Lessee Fibers and payment obligations shall commence upon the actual Acceptance Date thereof.

6.       ACCEPTANCE AND TESTING OF FIBERS

         6.1 LESSOR TESTING. Lessor shall give notice to Lessee at least 21 days prior to the date Lessor intends to begin testing of Lessee Fibers on each Selected Segment ("Fiber Acceptance Testing"). Lessee shall have the right, but not the obligation, to have a representative present at such Fiber Acceptance Testing. Lessor shall perform Fiber Acceptance Testing of the Lessee Fibers and provide test deliverables to Lessee in accordance with Exhibit G.

         6.2 OBJECTIONS TO TEST RESULTS. Lessee shall have 21 calendar days after receipt of test deliverables for each Selected Segment to provide Lessor written notice of any bona fide determination by Lessee that the Lessee Fibers on such Selected Segment do not meet the

Acceptance Standards. Such notice shall identify the specific data that indicate a failure or other specific reasons that such Lessee Fibers fail to meet the Acceptance Standards.

         6.3 RESPONSE TO OBJECTIONS. Upon receiving written notice from Lessee pursuant to Section 6.2, Lessor shall either:

             (a) expeditiously take such action as shall be reasonably necessary to cause such portion of the Lessee Fibers to meet the Acceptance Standards and then re-test the Lessee Fibers in accordance with the provisions of this Article; or

             (b) provide Lessee written notice that Lessor disputes Lessee's determination that the Lessee Fibers do not meet the Acceptance Standards.

After taking corrective actions and re-testing the Lessee Fibers, Lessor shall provide to Lessee a copy of the new test deliverables and Lessee shall again have all rights provided in this Article with respect to such new test deliverables. The cycle described above of testing, taking corrective action and re-testing shall take place until the Lessee Fibers meet the Acceptance Standards.

         6.4 INDEPENDENT TESTING. If Lessor provides notice to Lessee pursuant to Subsection 6.3(b), Lessee shall within five calendar days of such notice designate by written notice to Lessor the names and addresses of three reputable and independent fiber optic testing companies. Lessor shall designate one of such companies to conduct an independent re-test of the Lessee Fibers for the relevant Selected Segment. If, after such re-testing, the testing company determines that the Lessee Fibers so tested:

             (a) meet the Acceptance Standards, then Lessee shall pay the testing company's charges for performing the testing and the Acceptance Date for the relevant Selected Segment shall be 21 calendar days after the date that Lessor originally provided its test deliverables; or

             (b) do not meet the Acceptance Standards, then Lessor shall pay the testing company's charges for performing the testing and shall perform the corrective action and retesting set forth in Subsection 6.3(a).

         6.5 ACCEPTANCE. Unless Lessee provides a timely written objection pursuant to Section 6.2, the Acceptance Date of a Selected Segment or Span shall occur on the twenty-first calendar day after Lessor provides the test deliverables for that Selected Segment or Span, or, if earlier, the date Lessee
(a) provides written acceptance of such Selected Segment or Span or (b) commences use of the Lessee Fibers in such Selected Segment or Span, other than for the purpose of testing such Fibers. The Acceptance Date (pursuant to this Section or Section 6.4) for the last Span to be accepted of a Selected Segment shall be the "Acceptance Date" of Lessee Fibers for such Selected Segment.

         6.6 LESSEE'S TESTING. Lessee shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the Lessee Fibers in accordance with Exhibit G.

         6.7 LESSEE'S TESTING OF FIBERS DELIVERED WITHIN SIXTY DAYS OF EFFECTIVE DATE. Notwithstanding the foregoing, with respect to all Lessee Fibers delivered to Lessee within 60 days of the Effective Date, Lessee shall have 60 days within which to test such Fibers in accordance with Exhibit G. Within such 60-day period, Lessee may either (a) accept such Fibers or (b) provide notice to Lessor in accordance with Section 6.2 stating the specific data that indicate a failure of such Fibers or other specific reasons that such Lessee Fibers fail to meet the Acceptance Standards. The procedures set forth in Sections 6.3, 6.4 and 6.5 shall then be applicable.

7.       TERM AND RENEWAL

         7.1 LEASE TERM. The lease term for each Selected Segment (the "Term") shall begin on the Acceptance Date of each Selected Segment and end on the twentieth anniversary of the Acceptance Date of the first Selected Segment Accepted hereunder, but in no event later than December 31, 2019 (the "Expiration Date").

         7.2 MAINTAINING AUTHORIZATIONS. Lessor shall use commercially reasonable efforts to maintain, renew, or replace the Right-of-Way Authorizations during the Term. If Lessor determines it is not commercially reasonable to maintain, renew or replace any of its existing Right-of-Way Authorizations during the Term, then Lessor shall give notice to Lessee and shall cooperate with Lessee, at Lessee's written request, to attempt to maintain, renew or replace such Right-of-Way Authorizations, but at Lessee's sole Cost. During the last three years of the Term, upon written notice from Lessee requesting such information, Lessor shall promptly provide written notice of the status (including any potential or pending terminations or expirations) of Right-of-Way Authorizations relating to the Lessee Fibers, including but not limited to whether or not Lessor intends to extend or renew any Right-of-Way Authorizations. In the event that during the Term any Right-of-Way Authorization expires or is terminated and is not replaced, Lessee shall have the right upon 30 days prior written notice to Lessor, to terminate the Lease with respect to the Lessee Fibers in the Span directly affected by such expired or terminated Right-of-Way Authorization. Upon such termination, Lessee's obligation to make any lease payments with respect to which the Lease has been terminated shall expire.

         7.3 EXTENSION OF LEASE TERM. To the extent Lessor has elected to maintain or extend or replace Right-of-Way Authorizations with respect to this Lease beyond the Term, Lessee may request an extension of the Term of such Lease, and Lessor agrees to negotiate with Lessee with respect to such extension, but Lessor shall have no obligation to grant any such extension.

         7.4 AGREEMENT TERM. The term of this Agreement shall begin on the Effective Date and, except to the extent terminated sooner pursuant to Article 20, shall end on the Expiration Date (the "Agreement Term"), unless extended by mutual agreement of the parties.

         7.5 EFFECT OF TERMINATION. No termination of this Agreement, or the Lease with respect to any Leased Fibers, shall affect the rights or obligations of any party hereto:

             (a) with respect to any payment hereunder for services rendered prior to the date of termination;

             (b) pursuant to Articles 15, 16, 17, 19, 22, 24, 26, and 27 entitled Indemnification; Insurance; Taxes and Franchise, License, and Permit Fees; Confidentiality and Publicity; Arbitration; Rules of Construction; Limitation of Liability; and Audit Rights; respectively; or

             (c) pursuant to other provisions of this Agreement that, by their sense and context, are intended to survive termination of this Agreement.

8.       OPERATION, MAINTENANCE AND REPAIR OF THE SYSTEM

         8.1 MAINTENANCE. During the Term of the Fiber Lease, Lessor shall provide, or cause to be provided by contractors selected by Lessor, emergency and non-emergency maintenance and repair of the Lessor System and Lessee's Fibers all pursuant to the operations specifications set forth in Exhibit H. Lessor, at Lessee's sole expense and at Lessor's or its subcontractor's then prevailing rates, shall perform maintenance and repair necessitated by Lessee's negligence or willful misconduct or Lessee's elective maintenance or repair requests.

         8.2 SELF-HELP RESTORATION. If Lessor does not repair a loss of fiber continuity of a Lessee Fiber within eight hours after Lessor receives notice of the need for repair of any Lessee Fibers, Lessee may, through the use of a subcontractor approved by Lessor, perform maintenance and repair services and Lessee may access any part of the Lessor System to perform such service; provided, however, that Lessee performs any such service within the restrictions set forth in, and subject to, the applicable underlying Right-of-Way Authorization and provided further that the eight hour period referred to above shall be tolled for any period during which Lessor or its contractors are prevented from having access to the Lessee Fibers due to circumstances outside of Lessor's reasonable control. If Lessee requires Lessor personnel to unlock any Lessor facility, Lessor shall cooperate fully with Lessee to allow Lessee access to such facility. Lessee shall provide Lessor oral notification (confirmed in writing) whenever it enters the Lessor System pursuant to this
Section 8.2 as soon as reasonably possible. Lessee shall only use the preceding rights to enter the Lessor System to the extent necessary for an emergency situation. Lessor shall reimburse Lessee its Costs of providing such self-help restoration maintenance services.

         8.3 MAINTENANCE OF LESSEE'S EQUIPMENT EXCLUDED. Lessor shall have no obligation under this Agreement to maintain, repair or replace Lessee's Equipment.

         8.4 NO UNAUTHORIZED ACCESS TO SYSTEM. Lessee shall not access any part of the Lessor System (other than pursuant to Section 8.2 or the Collocation Provisions) without the prior written consent of Lessor, and then only upon the terms and conditions specified by Lessor.

         8.5 NO OTHER FEES. Except as otherwise set forth herein (including orders placed pursuant to the Collocation Provisions), neither party shall charge the other party any maintenance, right-of-way, conduit occupancy, or other recurring charges.


         8.6 MAINTENANCE FEES. For each month during the Term occurring after the Acceptance Date of each Selected Segment, Lessee shall pay Lessor a maintenance fee of $**** per fiber mile, per month for the maintenance services set forth in the first sentence of Section 8.1 of this Agreement associated with the Lessee Branch A Fibers. Invoices for such maintenance services shall be issued monthly in advance no earlier than the first day of each calendar month after the Acceptance Date for each Selected Segment.


9.       RELOCATION

         9.1 RELOCATION COSTS. If Lessor is required to relocate any portion of its System (including the fibers therein and the facilities associated therewith), Lessor shall give Lessee not less than 180 calendar days' prior written notice (unless Lessor has received less than 180 days' notice, in which case Lessor shall give notice to Lessee as promptly as reasonably practicable after Lessor receives such notice or determines that a relocation is necessary) of such relocation. Lessor shall use commercially reasonable efforts to arrange for such relocation as promptly as practicable. Lessor shall provide Lessee with updated as-built drawings with respect to any relocated portion of the relocated System not later than 180 calendar days following the completion of such relocation. Lessor shall perform any relocation such that:

             (a) the relocated facilities shall be constructed and tested in accordance with the specifications and requirements set forth in this Agreement, including the applicable Exhibits;

             (b) the relocation shall not result in a materially adverse change to the operations, performance, or Branch B interconnections of Lessee, or the end points or meet points of the System;

             (c) the relocation maintains Diversity of Branch A Lessee Fibers;
and

             (d) the relocation shall not unreasonably interrupt service on the Lessor System. Lessee shall receive at least twenty-one (21) calendar days advance notice of any interruption in service of Lessee Fibers which will be caused by a relocation, and such relocation


- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

shall be coordinated such that any interruption shall only occur between the hours of 12 midnight and 6 A.M. local time on Saturdays and Sundays.

10.      COLLOCATION

         10.1 PROVISION OF COLLOCATION SERVICES. Lessor shall make available to Lessee Basic Services in its POPs and Transmission Sites to be used in connection with the Lessee Fibers for the collocation of Lessee's Equipment in accordance with the provisions of Exhibit C and the following Sections of this Article.

         10.2 INITIAL BASIC SERVICES. Lessor shall provide to Lessee Basic Services in the quantities and at the locations set forth in Exhibit J as amended by Lessor from time to time. If Lessee elects not to use all the racks to be provided pursuant to this Section, such unused racks shall still be included in the calculation of Rack Credits pursuant to Section 10.4, beginning on the Acceptance Date of any Selected Segment associated with such collocation space, provided that such Rack Credits shall not accrue until Lessor tenders the Basic Services associated with the unused rack(s) to Lessee by written notice setting forth the date such space was first available for use by Lessee.

         10.3 ADDITIONAL BASIC SERVICES. To the extent Lessor has additional available and uncommitted collocation space and power at the locations listed in Exhibit J as amended by Lessor from time to time, at other Lessor Transmission Sites or Lessor POPs (but only with respect to Lessor POPs which are not located inside of buildings or central offices and which are listed in Exhibit J), Lessee may order additional Basic Services. Lessee shall use the standard Lessor procedures for ordering such additional Basic Services.


         10.4 RACK CREDITS. In consideration for the Lease payments paid by Lessee hereunder, Lessee shall receive **** rack credits ("Rack Credits"). Each Rack Credit entitles Lessee to the right to the use of one rack per month together with associated Basic Services (including power up to 30 amps per rack) in a Lessor Transmission Site or POP included within the Selected Segments during the Term. At such time as Lessee utilizes all such Rack Credits, Lessee shall thereafter pay for the use of such racks together with associated Basic Services (including power up to 30 amps per Rack) at the rate of $**** per month. Upon selection by Lessee of a Selected Segment, Lessee shall advise Lessor of the number of racks and location of such racks in Transmission Sites or POPs that Lessee requires. Lessor shall provide, and Lessee shall pay for (subject to this Section 10.4) such racks commencing on the Acceptance Date of the Lessee Fibers to which the racks relate. In the event that subsequent to the selection of a Selected Segment, Lessee requires additional racks, Lessor may provide such racks to Lessee subject to the availability thereof which availability shall be determined by Lessor in its sole reasonable discretion. Once selected, the use of such racks by Lessee may not be terminated (a) for one year after use of such rack begins if such rack is located in a Lessor POP, and
(b) for five years after use of such rack begins if such rack is located in a Lessor Transmission Site. If Lessee elects to terminate use of any racks it shall do so by giving Lessor 30 days prior written notice. Unused

- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

Rack Credits may not be assigned, other than in conjunction with a permitted assignment of this Agreement, or converted into cash, and shall expire and be of no further force or effect after the Expiration Date.

         10.5 ADDITIONAL SERVICES INVOICING. Lessor shall issue invoices for any Additional Services after the calendar month during which it provided such Additional Services, provided that it may issue invoices for nonrecurring charges (including any Cost reimbursement) at any time after such charges accrue.

11.      CONNECTION TO THE SYSTEM

         11.1 PERMITTED INTERCONNECTION POINTS. Except as limited by Section 11.2, Lessee shall have the right, subject to making the payments required, to interconnect with Lessee's Fibers at:

              (a) any designated Access Point on Lessor's System;

              (b) any Lessor Network Site where such fibers are located (pursuant to Exhibit C);

              (c) any Branch B interconnection; or

              (d) as mutually agreed by the parties.

         11.2 LIMITATIONS ON INTERCONNECTION RIGHTS. Lessee's exercise of the interconnection right set forth in Section 11.1 shall be subject to any prohibitions or restrictions in Lessor's Right- of-Way Authorizations. Lessee may not establish an interconnection that Lessor, in its reasonable discretion (applied without unreasonable discrimination with respect to interconnections made by Lessor or third parties), determines is likely to materially and adversely affect the Lessor System.

         11.3 FIBER DROPS. In the event Lessee establishes its own interconnection with the Branch A portion of the Lessee's System, Lessor shall provide, at Lessee's Cost, fiber drops from interconnection points at Access Points on Lessor System to the edge of Lessor's right-of-way at points mutually agreed upon in writing by the parties and Branch B pricing shall be applicable. Lessor shall use commercially reasonable efforts to provide such drop points at the locations requested by Lessee subject to the limitations in the Right-of-Way Authorizations. Subject to the terms of the Right-of-Way Authorizations and
Section 11.5, Lessor shall also provide Lessee reasonable access to any such fiber drops.

         11.4 DEMARCATION POINTS. The demarcation point ("Demarcation Point") between Lessor's facilities and those of Lessee shall be at:

              (a) Lessor's fiber patch panel or the DSX-N panel (as designated by Lessor) for interconnections in Network Sites and at other Buildings having either of such panels; or

              (b) the furthest point inside a Building, including a local exchange carrier's central office, to which Lessor is allowed to take the fiber; and, to the extent Lessor is later allowed to install or access a fiber patch panel or DSX-N panel inside of such Building, such point shall become the Demarcation Point and Lessor agrees to deliver Lessee's Fiber to such point.

Where neither of the Demarcation Points described in (a) or (b) above exist, the Demarcation Point shall be selected by Lessor consistent with reasonable industry and Lessor practices.

         11.5 FACILITIES OWNERSHIP AND CONTROL. Lessee shall retain ownership of any portion of facilities on its side of the Demarcation Point during the Term of this Agreement and Lessor shall have no obligation to maintain, repair, relocate, or monitor such Lessee facilities (including any fiber drop facilities established pursuant to Section 11.3). Lessee shall not access a splice, splice box, splice vault, or similar facility interconnecting with Lessor's System. Lessor shall perform any work required with respect to such splice facilities and may invoice Lessee for the Cost of performing such work at the request of Lessee (except to the extent the work relates to the provision of a Branch B interconnection).

         11.6 LESSEE RESPONSIBILITY. Subject to the provisions herein, Lessee shall be responsible for obtaining the rights required and for all costs of:

              (a) obtaining rights of way within or beyond Lessor's Right-of-Way Authorizations;

              (b) obtaining building access, entry rights, ducts, or riser cables to interconnect in buildings or any access beyond Lessor's Demarcation Point with respect to a Branch B interconnection;

              (c) providing all Equipment and Lessor-approved materials to construct and install each interconnection, including cables and conduit and any labor charges associated therewith; and

              (d) bringing facilities to and connecting them with Lessor's
System.

         11.7 THIRD PARTY RELATIONS. If necessary, and where applicable, Lessor shall assist Lessee, at Lessee's Cost, in obtaining from any land or building owner, lessor, or private or governmental right-of-way owner, any rights required to access and exit interconnection points. Lessee shall use reasonable efforts to avoid damaging the relationships between Lessor and such third parties.

         11.8 APPLICATION OF BRANCH A INTERCONNECTION CHARGES. With respect to interconnections made pursuant to the Collocation Provisions or made to interconnect with a POP, no recurring charges shall apply and the nonrecurring charges shall be limited to Lessor's Costs of providing such interconnection (as computed, with respect to interconnections in Network Site collocation facilities, pursuant to the Collocation Provisions). During the Term each party may modify its list of POPs by adding or eliminating POPs, subject to the consent of the other party.

12.      BRANCH B INTERCONNECTIONS

         12.1 APPLICATION OF BRANCH B PRICING. Except as set forth in Section 11.8, all interconnections with Lessor's System shall be considered Branch B interconnections, regardless of whether the interconnection with backbone or Branch A facilities is made by Lessor (e.g., a Lessor Branch B interconnection listed in Exhibit K and not described in Section 11.8) or by Lessee pursuant to
Article 11 or whether the Branch B interconnection is set forth in Exhibit K. All such Branch B interconnections shall be paid by Lessee in accordance with Exhibit L. Provided Lessee is paying for a Branch B interconnection with respect to a particular Building, Lessee shall have the right to route other interconnections through its connection in that Building without paying for such additional Branch B interconnections.

         12.2 BRANCH B PRICING. No nonrecurring charges shall apply to Branch B interconnections located on Lessor's network, but the Branch B recurring charges set forth in Exhibit L shall apply, as adjusted by the following:


              (a) the Branch B recurring charges shall be reduced by **** for the period beginning with the completion of the interconnection and ending on the first anniversary of such completion; and



              (b) if Lessor does not offer Diversity for a Branch B interconnection, the Branch B recurring charges shall be reduced by **** (or a total of **** during the period described in Subsection 12.2(a)).



         12.3 LESSEE MINIMUM BRANCH B COMMITMENT. Subject to the provisions of this Section 12.3, Lessee shall commence paying for all Branch B interconnections as of the Acceptance Date of each such Branch B interconnection. The provisions of Article 12 shall apply to all Branch B interconnections. Commencing on June 1, 2000 and continuing through May 31, 2001, Lessee shall obtain and pay for, and Lessor shall make available, at least **** Branch B interconnections (provided that Lessor has at least **** Buildings pursuant to Exhibit K available for Branch B interconnection), each of which interconnections shall consist of at least **** fibers, at the rate per month per fiber shown on Exhibit L. Commencing on June 1, 2001 and continuing through May 31, 2002, Lessee shall obtain and pay for, and Lessor shall make available, at least **** Branch B interconnections (provided that Lessor has at least **** Buildings pursuant to Exhibit K available for Branch B interconnections), each of which interconnections shall consist of

- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

at least **** fibers, at the rate per month per fiber shown on Exhibit L. Commencing on June 1, 2002 and continuing through the remaining Term of this Agreement, Lessee shall obtain and pay for, and Lessor shall make available, at least **** Branch B interconnections (provided that Lessor has at least **** Buildings pursuant to Exhibit K available for Branch B interconnections), each of which interconnections shall consist of at least **** fibers, at the rate per month per fiber shown on Exhibit L. Notwithstanding the above, if Lessee places bona fide orders for Branch B interconnections at Committed Buildings and Lessor fails to complete such orders by the dates set forth above (taking into account the order interval requirements described in Section 12.4), then Lessee shall be deemed to have obtained (but shall not be obligated to pay for) such Branch B interconnections as of the later of the requested service date or the end of the order interval set forth in Section 12.4 until, such time as such Branch B interconnections shall have been delivered to, and Accepted by, Lessee. Lessee's obligation to take and/or pay for the minimum number of Branch B interconnections commencing on the dates set forth above shall be reduced in the same proportion as Lessor's commitment to have Buildings available as of such dates has not been fulfilled as of such dates, but shall be reinstated as of the date such commitments have been fulfilled. Except as herein provided, if Lessee fails to order or Accept the minimum number of Branch B interconnections as of the dates indicated above and for the relevant periods thereafter, and provided that Lessor has the requisite number of Buildings available as of such dates, Lessee shall nonetheless pay Lessor a minimum of $**** per month for each Branch B interconnection committed by Lessee as herein provided.


         12.4 ORDER INTERVALS. Buildings listed on Exhibit K are either designated as K-1 or K-2.

              (a) Subject to the terms of Exhibit K, Lessee shall have the right to order Branch B interconnections in accordance with Exhibit H at Lessor Committed Buildings designated as K-1 on Exhibit K and Lessor shall provide such interconnections within 45 days after Lessor receives such order.

              (b) Lessee shall have the right to request that Lessor make a Branch B interconnection at any Lessor Committed Buildings designated as K-2 on Exhibit K, by giving notice (the "K-2 Notice") to Lessor. Within 20 days after the date of the K-2 Notice, Lessor shall give notice to Lessee (the "K-2 Response"), in which K-2 Response, Lessor shall advise Lessee of the date by which Lessor commits to making Branch B interconnections at the Buildings listed on the K-2 Notice (it being the understanding of the parties that Lessor shall use commercially reasonable efforts to commit to making such Branch B interconnection as promptly as reasonably practicable). Within 10 days after the date of the K-2 Response, Lessee shall give notice to Lessor advising Lessor whether or not Lessee elects to have Lessor make the Branch B interconnections by the date specified in the K-2 Response. If Lessee gives timely notice of its election to have such Branch B interconnection made, such notice shall be deemed a bona fide order for a Branch B interconnection by the date specified in the K-2 Response and Lessor shall be committed to deliver such Branch B interconnection in accordance with Section 12.3.


- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

              (c) With respect to a Branch B interconnection, any time after the first anniversary of the date upon which Lessee's payment with respect to such Branch B interconnection commenced, Lessee may cancel such interconnection upon at least 30 days prior written notice to Lessor, provided that with respect to a minimum of **** Buildings, Lessee substitutes another Branch B interconnection reasonably acceptable to Lessor; and provided further that Lessee has or is paying for the minimum number of Branch B interconnections set forth in Section
12.3 during the Term.


         12.5 REMOVAL OF BUILDINGS FROM COMMITTED BUILDING LIST. Lessor shall have the right at any time and from time to time to remove from the list of Committed Buildings currently set forth on Exhibit K or Committed Buildings added thereto in the future, up to 10% of the total number of such Buildings, (i.e., 10% of the total Buildings, including both those designated K-1 and K-2), provided that Lessor may only remove Committed Buildings designated as K-2.)

         12.6 SPECIFICATIONS. All Branch B interconnections established by Lessor within the Lessor System shall be in accordance with the relevant specifications (including the splice loss and optical fiber specifications) set forth in Exhibits G and I and with prudent telecommunications industry practices. Lessor shall use commercially reasonable efforts to provide all Branch B interconnections with Diversity. In the event that a Branch B interconnection does not have Diversity, then Lessor shall give notice to Lessee and Section 12.2(b) shall apply to such Branch B interconnection.

         12.7 INTRABUILDING EXTENSIONS. Subject to Section 11.6, Lessee may elect to obtain either fiber optic or metallic (e.g., coaxial cable or copper twisted pair) extensions between a Lessor Demarcation Point at a Branch B interconnection and another point within the same Building. Upon written request for either such extension setting forth the design and terminating location of such extension, Lessor shall, at its sole discretion and in accordance with its then- standard order intervals, either (a) construct such extension for a nonrecurring charge equal to its Cost plus 10% or (b) designate at least one, but up to three, reputable Lessor-approved contractors authorized to perform such work, in which case Lessor shall have no responsibility for such extension and Lessee shall deal directly with any such contractor. Lessor shall reasonably cooperate with any such approved contractors selected by Lessee to allow them to perform such work.

13.      USE OF THE SYSTEMS

         13.1 OBLIGATION TO COMPLY WITH LAWS; EXCLUSIVE USE. Lessee shall comply in all material respects with all applicable government codes, ordinances, laws, rules, regulations, Right-of-Way Authorizations and/or restrictions in its use of Lessor's System. Subject to the provisions of Section 23.3, Lessee may use the Lessee Fibers for any lawful telecommunications purpose. Lessor shall have no right to use Lessee Fibers during the Term of this Agreement.


- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

         13.2 SYSTEM DAMAGE. Lessor and Lessee shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the Lessor System that are known to such party. Lessee shall take all commercially reasonable precautions against, and shall assume liability, subject to the terms herein, for, any damage caused by it to the Lessee Fibers. Lessee shall not use the Lessee Fibers in a way that interferes in any material way with or materially adversely affects the use of any fibers of Lessor or the Lessor System.

         13.3 REGULATORY COOPERATION. Each party shall cooperate with and support the other in complying with any requirements applicable to the Lessor System imposed by any governmental or regulatory agency or authority.

         13.4 LIENS. Lessee shall not cause or permit any part of the Lessor System to become subject to any mechanic's lien, materialman's lien, vendor's lien, or any similar lien whether by operation of law or otherwise. If Lessee breaches its obligations under this Section, it shall immediately notify Lessor in writing, shall promptly cause such lien to be discharged and released of record without cost to Lessor, and shall indemnify Lessor against all costs and expenses (including reasonable attorneys' fees and court costs at trial and on appeal) incurred in discharging and releasing such lien.

14.      PAYMENT

         14.1 TIME AND METHOD OF PAYMENT. The invoice delivery date shall be determined pursuant to Section 18.2. Monthly payments for Lease Fibers shall be made by wire transfer (or, at Lessor's election, by check or draft), to the account designated on the invoice of Lessor, within seven business days of the delivery of such invoice. Except as otherwise set forth in this Agreement, all other amounts due hereunder shall be paid within 30 calendar days of the invoice delivery date. Except as otherwise provided, payments may be made by check or draft of immediately available funds delivered to the address designated in writing by the other party (e.g., in a statement or invoice) or, failing such designation, to the address for notice to such other party provided pursuant to
Article 18. Except as set forth herein, a party may issue an invoice after incurring any costs subject to reimbursement by the other party or after the time period during which a charge accrues.

         14.2 LATE PAYMENT CHARGES. If a party fails to make any payment under this Agreement when due, such unpaid amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at the lower of eighteen percent (18%) annual interest or the highest percentage allowed by law.

15.      INDEMNIFICATION

         15.1 INDEMNITY OBLIGATION. Each party shall indemnify, defend, protect and hold harmless the other party, its employees, officers, directors, agents, shareholders, affiliates, Facility

Owners/Lenders, and other parties to Right-of-Way Authorizations that are entitled to indemnity by such indemnifying party, from and against, and assumes liability for:

              (a) Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of the indemnifying party, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

              (b) Any claims, liabilities or damages arising out of any violation by the indemnifying party of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

         15.2 NO LIMITATION ON CLAIMS AGAINST OTHER PARTIES. Except as set forth herein, and subject to the terms of any underlying agreements between Lessor and any third person, nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third person, including indirect, special or consequential damages, based on any acts or omissions of such third person as such acts or omissions may affect the construction, operation or use of the Lessee Fibers; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third person.

16.      INSURANCE

         16.1 OBLIGATION TO OBTAIN. During the Term of this Agreement, the parties shall each obtain and maintain not less than the following insurance:

              (a) Commercial General Liability Insurance, including coverage for sudden and accidental pollution legal liability, with a combined single limit of $10,000,000 for bodily injury and property damage per occurrence and in the aggregate; provided that such coverage may be obtained through a combination of specific and umbrella or excess liability policies.

              (b) Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident. If a party is to perform work in Nevada, North Dakota, Ohio, Washington, Wyoming, or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

              (c) Automobile Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage per occurrence, to include coverage for all owned, non-owned, and hired vehicles; provided that such coverage may be obtained through a combination of specific and umbrella or excess liability policies.

The limits set forth above are minimum limits and shall not be construed to limit the liability of either party.

         16.2 POLICY REQUIREMENTS. Each party shall obtain and maintain the insurance policies required above with companies rated A- or better by Best's Key Rating Guide or with a similar rating by another generally recognized rating agency. The other party, its Affiliates, officers, directors, and employees, and any other party entitled to indemnification hereunder shall be named as additional insureds to the extent of such indemnification. Each party shall provide the other party with an insurance certificate confirming compliance with the insurance requirements of this Article. The insurance certificate shall indicate that the other party shall be notified not less than 30 calendar days prior to any cancellation or material change in coverage. If either party provides any of the foregoing coverages through a claims made policy basis, that party shall cause such policy or policies to be maintained for at least three years beyond the expiration of this Agreement.

         16.3 WAIVER OF SUBROGATION. The parties shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party and, as applicable, its members, managers, shareholders, Affiliates, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement to the extent of such indemnity.

         16.4 BLANKET POLICIES; SELF-INSURANCE. Nothing in this Agreement shall be construed to prevent either party from satisfying its insurance obligations pursuant to this Agreement (a) under a blanket policy or policies of insurance that meet or exceed the requirements of this Article or (b) with respect to the insurance required in Sections 16.1(b) and (c), with the consent of the other party, which consent shall not be unreasonably withheld, self-insurance.

17.      TAXES AND FRANCHISE, LICENSE AND PERMIT FEES

         17.1 OBLIGATIONS TO PAY RIGHT-OF-WAY CHARGES AND TAXES. The parties acknowledge that a material premise of this Agreement is that during the Term, Lessor shall obtain, and use commercially reasonable efforts to maintain, its Right-of-Way Authorizations at its own cost. Lessor shall timely pay any and all
(a) taxes, franchise, license and permit fees based on the physical location of its System, and/or the construction thereof in or on public roads, highways or rights-of-way; and (b) Right-of-Way Authorization payments applicable to the System. Notwithstanding the foregoing, Lessee shall pay any taxes, franchise, license and permit fees based upon its lease or use of Lessee Fibers. Failure to pay such taxes or payments by the party responsible therefor, which continues after seven calendar days' written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and responsible party shall reimburse the other party for such payments promptly upon demand together with interest at the rate set forth in Section 14.2 from the date that the other party made such payment until reimbursed by the responsible party.

         17.2 OBLIGATION TO TIMELY PAY TAXES BASED ON REVENUES. Except as set forth in Section 17.1, Lessee shall pay any and all sales, use, income, gross receipts or other taxes assessed based upon revenues Lessee receives due to its use of the Lessee Fibers.

         17.3 RIGHT TO CONTEST TAXES. Notwithstanding any provision herein to the contrary, a party shall have the right by appropriate proceedings brought in good faith to protest the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against it. In such event, the protesting party shall indemnify and hold the other party harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from the protesting party's exercise of its rights hereunder.

         17.4 PROHIBITION ON AGREEMENTS AFFECTING OTHER PARTY. Without the prior consent of Lessee, Lessor shall not enter into any agreement that would have the effect of obligating Lessee to pay additional taxes or franchise, license or permit fees unless such agreement is required by a government or agency thereof in connection with the grant of a franchise, license, permit or similar governmental requirement or required pursuant to a Right-of-Way Authorization.

18.      NOTICE

         18.1 ADDRESSES. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other party as follows:

         If to Lessee:              Williams Communications, Inc.
                                    Attn: Contract Administration, Suite 2600
                                    One Williams Center
                                    Tulsa, Oklahoma  74172
                                    Facsimile No.:  (918) 573-6578

         with a copy to:            Williams Communications, Inc.
                                    Attn:  General Counsel
                                    One Williams Center, Suite 4100
                                    Tulsa, Oklahoma  74172
                                    Facsimile No.:  (918) 573-3005

         If to Lessor:              Metromedia Fiber Network Services, Inc.
                                    One North Lexington Avenue
                                    Fourth Floor
                                    White Plains, New York 10601
                                    Attention:  President
                                    Facsimile No: 914-421-7550
         with a copy to:            Metromedia Fiber Network Services, Inc.
                                    One North Lexington Avenue
                                    Fourth Floor
                                    White Plains, New York 10601
                                    Attn:  Vice President, Legal Affairs
                                    Facsimile No: 914-421-6777

or at such other address as may be designated in writing to the other party (a party may designate a separate address for delivery of invoices).

         18.2 METHOD FOR DELIVERING NOTICES AND INVOICES. Unless otherwise provided herein, notices and invoices shall be in writing and sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment, or if by facsimile, upon confirmation of transmission or if postal claim notices are given, on the date of its return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

19.      CONFIDENTIALITY AND PUBLICITY

         19.1 CONFIDENTIAL INFORMATION. The terms and conditions of this Agreement and all documents referenced herein, communications between the parties regarding this Agreement, information provided in connection with or pursuant to this Agreement or the service to be provided hereunder, as well as any financial or business information of either party are confidential ("Confidential Information"). Such Confidential Information shall be held in confidence, and the receiving party shall afford such Confidential Information the same care and protection as it affords generally to its own Confidential Information (which in any case shall be not less than reasonable care) to avoid disclosure to or unauthorized use by any third party. All Confidential Information shall remain the property of the disclosing party, shall be used by the receiving party only for its intended purpose, and such Confidential Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Confidential Information shall not be reproduced except to the extent necessary to accomplish the purposes and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party. Notwithstanding anything contained herein to the contrary, neither party shall be required to keep confidential any information that (a) becomes publicly available other than through the actions or omissions of the receiving party;
(b) is required to be disclosed pursuant to a governmental or judicial rule, order or regulation; (c) the recipient of the Confidential Information independently develops; (d) becomes available to the receiving party without restriction from a third party; (e) is required by its lender and is given to such lender on a confidential basis; or (f) is subject to "due diligence" review by a potential acquirer of a significant equity interest in it or its ultimate or intermediate parent company (a significant equity interest shall be an interest of at least 5% of the voting equity of a party or of securities having a market value of at least $100 million) and is given to such potential acquirer on a confidential basis.

         19.2 PUBLICITY. Following the Effective Date, the parties shall coordinate and cooperate with each other when making public announcements or disclosures to any governmental entities related to the terms of this Agreement and each party shall have the right to promptly review, comment upon and approve (such approval not to be unreasonably withheld or delayed) any publicity materials, press releases or other public statements or disclosures to governmental entities by the other party that refer to, or that describe any aspect of this Agreement; provided, however, that no party shall have an approval right with respect to any public announcements or disclosures to any governmental entities which are, in the reasonable judgement of the party making such public announcement or disclosure, required by law.

20.      DEFAULT

         20.1 PARTIAL TERMINATION UPON DEFAULT. Either party, upon written notice to the other party after the other party's default and the other party's failure to cure any default in the performance of any material obligation hereunder prior to the end of the applicable cure period, may terminate this Agreement as herein provided, provided that at the time of termination such default remains uncured:

              (a) Lessor may terminate this Agreement, to the extent that Lessee is the defaulting party; and/or

              (b) Lessee may terminate this Agreement, to the extent that the default relates to Lessor System (or, at Lessee's election, with respect to any Lessee Fibers for which the Acceptance Date has not occurred as provided in
Section 5.4), if Lessor is the defaulting party.

         20.2 SPECIFIC DEFAULT EVENTS. Events of default shall include but not be limited to: (a) the making of a general assignment for the benefit of the defaulting party's creditors; (b) the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against the defaulting party which is not dismissed within 90 calendar days thereafter; (c) the filing by the defaulting party of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief; (d) any violation by Lessee of the restrictions set forth in Section 23.3, (e) a failure by Lessor to cause the Acceptance Date for more than 20% of the route miles of Selected Segments on its System to occur within 180 days of the Scheduled Acceptance Dates thereof, or (f) a failure by Lessor to complete more than 20% of the Branch B interconnections at Committed Buildings within 180 days of the scheduled completion dates.

         20.3 CURE PERIOD. The cure period applicable to Section 20.1 shall be:

              (a) with respect to a default in payment, the period ending ten business days after a written notice of such default is given;

              (b) with respect to the events of default described in Subsection 20.2(e) or 20.2(f), the period ending 30 calendar days after a written notice of such default is given; or

              (c) with respect to any other default, the period ending 30 calendar days after a written notice of such default is given, provided, however, that if such default cannot with reasonable diligence be cured within such 30-day period, and such other party has commenced to effect a cure immediately upon receipt of such notice, and diligently pursues such cure, then such cure period will be extended for a period reasonably required to cure such default but in no event more than an additional 30 calendar days.

         20.4 FAILURE TO CURE. Upon the failure by the defaulting party to timely cure any such default after notice thereof from the other party, the other party may, subject to the provisions of Section 22 (a) take such action as it determines, in its sole discretion, to be necessary to correct the default, and (b) pursue any legal remedies it may have under this Agreement, applicable law, or principles of equity relating to such breach.

         20.5 WAIVER OF SPECIFIC DEFAULTS. Any event of default by the defaulting party may be waived under the terms of this Agreement at the other party's option. Any such waiver shall be in writing.

         20.6 DISPUTED AMOUNTS. Notwithstanding the other provisions of this Article, failure to pay an amount subject to a bona fide dispute shall not be an event of default (until such dispute is resolved pursuant to Article 22 or otherwise) to the extent the disputed amount is (a) less than $100,000 or (b) paid into an escrow account of a nationally chartered domestic bank with offices in New York pending resolution of the dispute. The interest rate set forth in
Section 14.2 shall apply to amounts so withheld or paid into escrow by one party and later awarded to the other party, but the party paying such amounts into escrow shall, upon closing of an escrow account, be entitled to any interest received from, and responsible for paying any fees charged by, the bank holding the escrow funds.

21.      FORCE MAJEURE

         21.1 EXCUSED PERFORMANCE. Neither party shall be in default under this Agreement with respect to any delay in such party's performance (other than the payment of monetary amounts due under this Agreement) caused by any of the following conditions: act of God, fire, flood, material shortage or unavailability not resulting from the responsible party's failure to timely place orders therefor, lack of transportation, government codes, ordinances, laws, rules, regulations or restrictions, war or civil disorder, or any other cause beyond the reasonable control of such party, provided that the party claiming relief under this Section shall promptly notify the other in writing of the existence of the event relied on and the cessation or termination of said event. The party claiming relief under this Section shall exercise commercially reasonable efforts to minimize the time for any such delay.

22.      ARBITRATION

         22.1 OBLIGATION TO ARBITRATE. Any dispute or disagreement relating to this Agreement or any matter arising between Lessee and Lessor in connection with this Agreement which is not settled to the mutual satisfaction of Lessee and Lessor within 30 calendar days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration by a single arbitrator in Chicago, Illinois, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within fifteen calendar days, the American Arbitration Association shall select an arbitrator. The decision of the arbitrator shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the award otherwise provides.

         22.2 EXCEPTIONS TO ARBITRATION OBLIGATION. The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

23.      ASSIGNMENT

         23.1 RESTRICTIONS ON ASSIGNMENT. Except as provided in the second sentence of this Section, neither party shall assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Either party shall have the right, without the other party's consent, to assign or otherwise transfer this Agreement in whole or in part as collateral to any lender or to any of its Affiliate's or to any corporation into which it may be merged or consolidated or which purchases all or substantially all of its assets.

         23.2 AGREEMENT BINDS SUCCESSORS. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and permitted assigns. Any assignment or transfer shall be subject to the other party's rights under this Agreement and any assignee or transferee shall continue to perform the assigning party's obligations under this Agreement.

         23.3 RESTRICTION ON TRANSFER OF DARK FIBER RIGHTS. Lessee shall not convey any interest in the rights granted herein in the Lessee Fibers except by means of the provision of "capacity" or a permitted assignment of this Agreement. "Capacity" does not include IRU grants, sales, leases, assignments, or grants of similar rights, regardless of the term, in "dark" fiber. The parties acknowledge that the above restriction is a material obligation of the parties, will reduce the parties' costs of performing their obligations hereunder. Lessee acknowledges and agrees the Lessee Fibers are provided for use
(a) exclusively by (i) Lessee and/or its Affiliates, or (ii) customers of Lessee and (b) in either case, only in the ordinary course of business of Lessee and/or its Affiliates, and Lessee will not permit or provide access to, or use of, the Lessee Fibers, in whole or in part, to any third party (other than a customer of Lessee in the ordinary course of business of Lessee), pursuant to (by way of example and not in limitation) sublease, license, sublicense or resale, or any other right of use. For purposes of this Agreement, the ordinary course of Lessee's and/or its Affiliates' business shall not include (ii) Dark Fiber Transactions or (ii) Dedicated Fiber Transactions. "Dark Fiber Transactions" means the direct or indirect assignment, condo, wholesale, sale, licensing, leasing, granting of IRUs or any other rights of use or granting of similar rights, regardless of the term, in "dark fiber," as such term is commonly understood in the telecommunications industry. "Dedicated Fiber Transactions" means the dedication, by oral or written agreement or understanding, to a single party, or to a group of related parties, of one hundred percent (100%) of the capacity of Lessee Fibers available to non- Lessee Affiliates. Notwithstanding the above, Lessee may use the Lessee Fibers to provide telecommunications transmission capacity or the use of optical fiber wavelengths as long as the provision of such capacity or wavelengths does not constitute either a Dark Fiber Transaction or a Dedicated Fiber Transaction.

         23.4 RESTRICTION ON USE OF OR TRANSFER OF COLLOCATION RIGHTS OR RIGHTS IN RACKS. Lessee shall not, directly or indirectly, convey any interest in the Collocation Rights or racks provided to Lessee hereunder, or Lessee's right to occupy any such collocation space or racks, to any other person, firm or entity, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold or delay.

24.      RULES OF CONSTRUCTION

         24.1 GOVERNING LAW. This Agreement shall be deemed a New York agreement and shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to New York agreements, without reference to its choice of law principles.

         24.2 INTERPRETATION. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement that import the singular connotation shall be interpreted as plural, and words that import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require. References to "person" or "entity" each include natural persons and legal entities, including corporations, limited liability companies, partnerships, sole proprietorships, business divisions, unincorporated associations, governmental entities, and any entities entitled to bring an action in, or that are subject to suit in an action before, any state or federal court of the United States. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." "Days" refers to calendar days, except that references to "business days" exclude Saturdays, Sundays and holidays during which nationally chartered banks in New York, New York are authorized or required to close. Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed.

         24.3 CUMULATIVE REMEDIES. Except as set forth to the contrary herein, any right or remedy of either party shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

         24.4 NO THIRD-PARTY RIGHTS. Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement except under the indemnification and insurance provisions and except (a) as set forth in Sections 25.4 and 26.2 and (b) that the Facility Owners/Lenders shall be entitled to rely on and have the benefit of Article 26.

         24.5 AGREEMENT FULLY NEGOTIATED. This Agreement has been fully negotiated between and jointly drafted by the parties.

         24.6 DOCUMENT PRECEDENCE. In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

         24.7 INDUSTRY STANDARDS. Except as otherwise set forth herein, for the purpose of this Agreement the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

         24.8 CROSS REFERENCES. Except as the context otherwise indicates, all references to Exhibits, Parts, Schedules, Articles, Sections, Subsections, Clauses, and Paragraphs refer to provisions of this Agreement.

         24.9 LIMITED EFFECT OF WAIVER. The failure of either Lessor or Lessee to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

         24.10 SEVERABILITY. If any term, covenant or condition in this Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         24.11 EXECUTORY AGREEMENT. The parties acknowledge that both Lessor and Lessee shall have material nonmonetary obligations under this Agreement throughout its Term and that this Agreement, therefore, constitutes an executory contract for purposes of applicable bankruptcy and insolvency laws.

         24.12 NO PARTNERSHIP CREATED. The relationship between Lessor and Lessee shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including federal income tax purposes. The parties, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

         24.13 NO REIMBURSEMENT. Unless provided otherwise herein, each party shall perform its obligations without right of reimbursement or contribution from the other party.

         24.14 RIGHT TO SUBCONTRACT. Lessor or the underlying facility owner may subcontract for any of its obligations hereunder, including splicing, testing, maintenance, repair, relocation, and restoration services. Lessor may fulfill its obligations to provide Leased Fibers in its System by constructing, acquiring title to, acquiring rights in, leasing, entering into financing leases, or otherwise obtaining a right to use its System or various portions thereof. The use of any such subcontractor, underlying IRU provider, financing arrangement, or other arrangement shall not relieve Lessor of its obligations hereunder.

25.      REPRESENTATIONS AND WARRANTIES

         25.1 AGREEMENT VALIDITY. Each party represents and warrants that:

              (a) It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

              (b) It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

              (c) This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms;

              (d) Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body; and

              (e) It has the right pursuant to such party's Right-of-Way Authorizations to grant the rights to the other party as set forth in this Agreement.

         25.2 ACCEPTANCE DATE REPRESENTATIONS. As of the Acceptance Date for any Selected Segment, Lessor represents that, with respect to such Segment:

              (a) Lessor or the underlying facility owner for any portion of the Selected Segment shall have obtained all Right-of-Way Authorizations necessary for the installation and use of the Selected Segment hereunder;

              (b) Lessor shall have obtained by IRU agreement, lease, or otherwise the right to use portions of the Selected Segment it does not own;

              (c) Lessor shall have obtained all Right-of-Way Authorizations for the Selected Segments;

              (d) no Right-of-Way Authorizations for such Selected Segment impose unreasonable limitations or requirements on Lessee's exercise of its rights under this Agreement; and

              (e) the Selected Segments shall be designed, engineered, installed, and constructed in accordance with the specifications set forth in Exhibits G, I, and M and in compliance with all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations.

         25.3 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, LESSOR MAKES NO WARRANTY TO LESSEE OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

         25.4 NO THIRD-PARTY WARRANTIES. NO FACILITY OWNERS/LENDERS HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO LESSEE CONCERNING LESSOR, LESSEE FIBERS, THE CABLE, OR THE SYSTEM OR AS TO ANY OF THE MATTERS SET FORTH IN SECTIONS 25.1 OR 25.2. NO LESSEE LENDERS HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO LESSOR CONCERNING LESSEE, LESSEE FIBERS, THE CABLE, ANY IRUS OR THE LESSOR SYSTEM OR AS TO ANY OF THE MATTERS SET FORTH IN SECTIONS 25.1 OR 25.2 OR AS TO ANY OTHER MATTER.

26.      LIMITATIONS OF LIABILITY

         26.1 RESTRICTION ON TYPES OF LIABILITY. Notwithstanding any provision of this Agreement to the contrary, in no event shall either party be liable to the other party for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising out of, or in connection with this Agreement, in tort, breach of contract, breach of warranty, strict liability or any other cause of action, including damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers, whether occasioned by any repair or maintenance performed by, or failed to be performed by, the first party or any other cause whatsoever.

         26.2 NO RECOURSE AGAINST RELEASED PARTIES. Neither party shall have any recourse of any kind against any Released Party or any assets of a Released Party under this Agreement, it being expressly agreed and understood that no liability whatever shall attach to or be incurred by any Released Party under or by reason of this Agreement or any other instrument, arrangement or understanding related to Lessee Fibers. Each party waives all such recourse to the extent set forth in this Section on behalf of its successors, assigns, and any entity claiming by, through, or under such party.

         26.3 NO PERSONAL LIABILITY. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer, director or agent of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations or provisions of this Section.

27.      AUDIT RIGHTS

         27.1 RETENTION OF RECORDS; AUDIT; DOCUMENTATION. Each party shall keep such books and records (which shall be maintained on a consistent basis and substantially in accordance with generally accepted accounting principles) as shall readily disclose the basis for any charges (except charges fixed in advance by this Agreement or by separate agreement of the parties) or credits, ordinary or extraordinary, billed or due to the other party under this Agreement and shall make them available for examination, audit, and reproduction by the other party and its agents for a period of one year after such charge or credit is billed or due. To the extent a party seeks reimbursement of out-of-pocket costs or services provided on a per-hour basis, it shall provide reasonable supporting documentation to the other party.

28.      PROHIBITION ON IMPROPER PAYMENTS

         28.1 IMPROPER PAYMENTS PROHIBITED. Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party. If either party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other party for the sole purpose of establishing compliance with such provisions.

29.      ENTIRE AGREEMENT; AMENDMENT; EXECUTION

         29.1 INTEGRATION; INCORPORATION; MODIFICATION. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements whether written or oral relating to the subject matter hereof, which are of no further force or effect. The Exhibits and Schedules referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may be modified or supplemented only by an instrument in writing executed by a duly authorized representative of each party.

         29.2 COUNTERPARTS; EXECUTION. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. A party may duly execute and deliver this Agreement by execution and facsimile delivery of the signature page of a counterpart to the other party, provided that, if delivery is made by facsimile, the executing party shall promptly deliver a complete counterpart that it has executed to the other party.

         In confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Lease Agreement as of the date first above written.

METROMEDIA FIBER NETWORK SERVICES, INC., a Delaware corporation



Signature: /s/ HOWARD M. FINKELSTEIN
          --------------------------------------------


(Print) Name:  Howard M. Finkelstein
             -----------------------------------------

(Print) Title: President
              ----------------------------------------


WILLIAMS COMMUNICATIONS, INC., a Delaware corporation



Signature: /s/ GORDON L. MARTIN
          --------------------------------------------

(Print) Name:  Gordon L. Martin
             -----------------------------------------

(Print) Title: Senior Vice President, Network Services
              ----------------------------------------

                                    Exhibit A

                              Lessor System Routes

                  Lessor's obligation to construct Lessor's System to the extent not constructed as of the Effective Date is to use commercially reasonable efforts to construct its fiber optic cable system between the points designated on the attached maps, but Lessor does not undertake any obligation to construct Lessor's System along the specific routes shown on the attached maps.

                                    Exhibit B

                             (Intentionally Omitted)

                                    Exhibit D

                  This exhibit indicates by Segment, the type of fiber included in the Segment and the construction method.

                                    Exhibit F

                                Branch A Pricing


                  The price per month per fiber mile in each Selected Segment within Branch A ("Branch A Pricing") shall be determined by multiplying $**** by the number of fiber miles in the relevant Selected Segment.

- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                    Exhibit I

                        Fiber Optic Cable Specifications

Part 1-  Cable and Optical Fiber Specifications
         Corning SMF-28
         Corning LS
         Corning Leaf
         Lucent True Wave
         Lucent Single Mode
         Lucent All Wave

Part 2-  Cable Installation Specifications

                                    Exhibit J

              Exhibit J may be amended by Lessor from time to time.

                                    Exhibit K

                               Committed Buildings

                  With respect to all K-1 Buildings designated with an asterisk (*), even if Lessee orders interconnection to such Buildings at least 45 days before Acceptance of the Selected Segment in which such Buildings are located, Lessor shall not be required to deliver the interconnection to such Buildings until the 30th day after Acceptance of the Selected Segment in which such Buildings are located.

                                    Exhibit L

                               Branch "B" Pricing


        Number of fibers per                   Monthly price per fiber/per
     Branch B interconnection/                       interconnection
               month
     ------------------------                  ---------------------------

                 4                                         ****
                 6                                         ****
                 8                                         ****
                10                                         ****
                12                                         ****
                14                                         ****
                16                                         ****
                18                                         ****
                20                                         ****
                22                                         ****
                24                                         ****
                26                                         ****
                28                                         ****
                30                                         ****
                32                                         ****
                34                                         ****
                36                                         ****
                38                                         ****
                40                                         ****
                42                                         ****
                44                                         ****
                46                                         ****
                48                                         ****



- ------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                    Exhibit M

                           Network Site Specifications

                                    Exhibit N

                           Construction Specifications

                                 (See Exhibit I)

                                       N-1